UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2005

TERRA INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Maryland	1-8520	52-1145429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Terra Centre

600 Fourth Street, P.O. Box 6000

Sioux City, Iowa 51102-6000

(712) 277-1340

(Address of Principal Executive Offices, including Zip Code)

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On July 14, 2005, Terra Industries Inc. (“Terra”) announced that through its subsidiary Terra Nitrogen Company, L.P. (TNCLP), it has sold to a subsidiary of Kinder Morgan Energy Partners, L.P. (KMP) its terminal assets in Blytheville, Arkansas.

In conjunction with this sale of assets, Terra has entered into a long-term agreement to exclusively lease from Kinder Morgan all the existing anhydrous ammonia and urea ammonium nitrate terminal assets in Blytheville, Arkansas. The Registrant will request confidential treatment from the Commission for certain terms in the lease agreement in connection with the filing of the agreement as an exhibit to its third quarter 10-Q for the period ended September 30, 2005.

On July 14, 2005 Registrant issued a press release reporting the sale of terminal assets in Blytheville, Arkansas and the signing of the lease agreement. A copy of the Press Release is furnished herewith as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

99.1     Press Release issued July 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TERRA INDUSTRIES INC.

/s/ Mark A. Kalafut
Mark A. Kalafut
Vice President, General Counsel and
Corporate Secretary

Date: July 18, 2005